Exhibit 99.(g)(9)

AMENDED AND RESTATED EXHIBIT A

TO THE CUSTODIAN SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated effective as of December 15, 2015, is the Exhibit A to that certain Custodian Services Agreement dated as of May 5, 2003, as amended, between The Bank of New York Mellon, assignee to PFPC Trust Company, and Aston Funds (f/k/a ABN AMRO Funds). This Exhibit A shall supersede all previous forms of this Exhibit A.

PORTFOLIOS

ASTON/TCH Fixed Income Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/TAMRO Small Cap Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/River Road Select Value Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Barings International Fund

ASTON/Anchor Capital Enhanced Equity Fund

ASTON/Lake Partners LASSO Alternatives Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Silvercrest Small Cap Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/LMCG Emerging Markets Fund

ASTON/Pictet International Fund

ASTON/Guardian Capital Global Dividend Fund

ASTON/Fairpointe Focused Equity Fund

ASTON/TAMRO International Small Cap Fund

ASTON/River Road Focused Absolute Value Fund

ASTON/Value Partners Asia Dividend Fund

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON		ASTON FUNDS

By:	/s/ Stephen P. Browne	By:	/s/ Gerald F. Dillenburg

Name:	Stephen P. Browne	Name:	Gerald F. Dillenburg

Title:	Managing Director	Title:	Senior Vice President

Date:	12/2/15	Date:	12/1/15